UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2007
Date of Report (Date of earliest event reported)

DCAP GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-1665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1158 Broadway
Hewlett, NY 11557

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (516) 374-7600

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 20, 2007, DCAP Management Corp., a wholly owned subsidiary of DCAP Group, Inc. (“DCAP” or the “Registrant”), appointed Curt M. Hapward, age 38, as its President. There are no family relationships between Mr. Hapward and any director or executive officer of the Registrant.

The business experience of Mr. Hapward follows:

Mr. Hapward served as Vice President of Franchise Sales Administration and Compliance of Jackson Hewitt Tax Service Inc. (NYSE: JTX) since June 2000.  Prior to joining Jackson Hewitt in 2000, Mr. Hapward practiced law at Riker, Danzig, Scherer, Hyland & Perretti, LLP in Morristown, New Jersey.

Mr. Hapward earned a Master of Laws from New York University School of Law in 2000, a Juris Doctor magna cum laude from Seton Hall University School of Law in 1997, a Master of Business Administration from Seton Hall University Stillman School of Business in 1997, and a Bachelor of Arts from Muhlenberg College in 1991.  Mr. Hapward is currently a licensed CPA in Pennsylvania.

On August 23, 2007, the Registrant issued a press release announcing the appointment of Mr. Hapward as DCAP Management Corp.’s President. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release dated August 23, 2007 entitled “DCAP Management Corp. appoints Curt M. Hapward as its President”

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

Date: August 23, 2007	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President